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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10K) of Hormel Foods Corporation of our report dated November 19, 2001, included in the 2001 Annual Report to Stockholders of Hormel Foods Corporation.

Our audits also included the financial statement schedule of Hormel Foods Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statement Number 333-17327 on Form S-3 dated December 5, 1996, in Post-Effective Amendment Number 2 to Registration Statement Number 33-14614 on Form S-8 dated December 6, 1988, in Registration Statement Number 33-14615 on Form S-8 dated May 27, 1987, in Post-Effective Amendment Number 1 to Registration Statement Number 33-29053 on Form S-8 dated January 26, 1990, in Registration Statement Number 33-43246 on Form S-8 dated October 10, 1991, in Registration Statement Number 33-45408 on Form S-8 dated January 31, 1992, in Registration Statement Number 33-44178 on Form S-8 dated August 18, 2000, and in Registration Statement Number 333-68498 on Form S-4/A dated December 3, 2001, of our report dated November 19, 2001, with respect to the consolidated financial statements incorporated by reference in this Annual Report (Form 10-K), and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Hormel Foods Corporation for the year ended October 27, 2001.

/s/ ERNST & YOUNG LLP
Minneapolis, Minnesota January 22, 2002

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EXHIBIT 23.1 CONSENT OF INDEPENDENT AUDITORS